AMENDMENT NO. 1 TO

                            NATIONAL FUEL GAS COMPANY

                                   TOPHAT PLAN


         I, B. J. Kennedy, am duly authorized by Article 5, Paragraph 5.2 of the National Fuel Gas Company Tophat Plan ("Plan") to amend the Plan under certain circumstances and as necessary or appropriate.

         Accordingly, I do hereby amend the Plan as follows:

         1. Paragraph 1.1 shall be deleted in its entirety and replaced with the following, effective August 1, 1997:


                  1.1      "Base Salary" shall mean gross cash  compensation per
                           -------------
                           regular payroll period, including salary continuation payments made by an Employer on account of sickness or accident, which are paid to a Participant for employment services rendered to an Employer, before reduction for compensation deferred pursuant to the National Fuel Gas Company Deferred Compensation Plan or pursuant to the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, and shall also include (i) payments made to a Participant pursuant to the Company's Annual At Risk Compensation Incentive Program or a successor plan thereto, and (ii) any performance-related lump sum compensation (i.e., lump sum payments other than
                                                                     -----------
                           expense or tuition reimbursements, moving expense reimbursements, lump sum payments for eligible unused vacation, worker's compensation payments, award payments for suggestions, severance payments or any other non-performance related payments) made on or after July 1, 1996, but shall exclude all other fees, commissions, special, extra or nonperiodic compensation in any form. Notwithstanding the above, amounts described in clause (ii) shall be included in Base Salary only for officers of any Employer other than Seneca Resources Corporation.

         2. Before August 1, 1997, Base Salary shall have the same meaning as it had in Section 1.2 of the DCP Plan, as it existed on March 19, 1997.

         3. In all other respects, the Plan shall remain unchanged.


Dated: 4/6/98                            /s/ B. J. Kennedy
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                                         B. J. Kennedy
                                         President, Chief Executive Officer
                                         and Chairman of the Board of Directors